                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        DATE OF REPORT: NOVEMBER 1, 2000



                              CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Delaware                     0-26802                58-2360335
-------------------------------   ---------------------   ----------------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (678) 375-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

         On November 2, 2000, CheckFree Corporation announced that at its annual meeting held November 1, 2000, its shareholders voted to approve two resolutions proposed by CheckFree's Board of Directors, and voted to re-elect Eugene F. Quinn and Mark A. Johnson to the board. The approved measures increase CheckFree's authorized shares from 165 million to 550 million, and increase the number of shares issuable upon exercise of stock options from eight million to twelve million.

         CheckFree's press release issued November 2, 2000, regarding the approval of the two resolutions proposed by CheckFree's Board of Directors and the election of Eugene F. Quinn and Mark A. Johnson to the board is attached as an exhibit to this report and is incorporated in this Form 8-K by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.


                   EXHIBIT NO.                     DESCRIPTION

                       99 CheckFree's press release issued November 2, 2000, regarding the approval of the two resolutions proposed by CheckFree's Board of Directors and the election of Eugene
                                          F. Quinn and Mark A. Johnson to the
                                          board.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHECKFREE CORPORATION


Date: November 6, 2000             By: /s/ David E. Mangum
                                       -----------------------------------------
                                       David E. Mangum, Executive Vice President
                                       and Chief Financial Officer

                                       2
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                                  EXHIBIT INDEX
                                  -------------

      EXHIBIT NO.                         DESCRIPTION

         99* CheckFree's press release issued November 2, 2000, regarding the approval of the two resolutions proposed by CheckFree's Board of Directors and the election of Eugene F. Quinn and Mark A. Johnson to the board.


----------
* Filed with this report.